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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):   January 4, 2001
                                                    (January 4, 2001)


                          HARRAH'S ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)


      DELAWARE                       1-10410                 62-1411755
 (State or other jurisdiction      (Commission            (I.R.S. Employer
     of incorporation)              File Number)          Identification No.)


      ONE HARRAH'S COURT
      LAS VEGAS, NEVADA                                     89119
(Address of Principal Executive Offices)                  (Zip Code)



                                 (702) 407-6000
              -----------------------------------------------------
              (Registrant's telephone number, including area code)


              -----------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 5.     OTHER EVENTS

      On January 4, 2001, JCC Holding Company ("JCC"), the owner and operator of the New Orleans, Louisiana land-based casino managed by a subsidiary of Harrah's Entertainment, Inc. (the "Company") pursuant to contract, filed a previously anticipated voluntary petition for reorganization relief under Chapter 11 of the United States Bankruptcy Code in the Bankruptcy Court for the Eastern District of Louisiana. The Company is currently evaluating the impact of JCC's filing on the carrying value of the Company's investment in JCC and related assets, and is continuing to negotiate with other creditors concerning the terms of JCC's proposed restructuring plan.

      Had JCC's proposed restructuring plan been implemented as of December 31, 2000, the Company estimates that it would have written off approximately $200 million in loans, interest, deferred fees, and other charges. No assurance can be given that the amount of any Company write-off associated with JCC's current or any other proposal to restructure its financial obligations will not be greater than $200 million and no assurance can be given that JCC's current or any other proposal to restructure its financial obligations will be approved by the Company's board of directors or any other parties.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HARRAH'S ENTERTAINMENT, INC.


Date: January 4, 2001          By:  /s/ Stephen H. Brammell
                                   --------------------------------------------
                                   Name:  Stephen H. Brammell
                                   Title: Senior Vice President and
                                          General Counsel